FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 18, 1997

                           Klamath First Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


                            Oregon 0-26556 93-1180440
             State or other jurisdiction Commission (I.R.S. Employer
                of incorporation File Number Identification No.)


                  540 Main Street, Klamath Falls, Oregon 97601
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number (including area code):(541)882-3444


                                 Not Applicable
         (Former name or former address, if changed since last report)


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     Item 2.  Acquisition or Disposition of Assets

          Effective July 18, 1997, the Registrant's wholly-owned subsidiary, Klamath First Federal Savings and Loan Association ("Association") consummated the previously announced acquisition of twenty-five (25) branch offices located in the Sate of Oregon ("Branches") from Wells Fargo Bank, National Association ("Wells Fargo"). The transaction includes purchase of the branch facilities and assumption of certain deposit and other liabilities associated therewith. The Branches are located in rural Oregon communities and were formerly branches of First Interstate Bank of Oregon.

          Additional information concerning the acquisition is contained in the press release issued by the Registrant on July 21, 1997, attached hereto as
     Exhibit 99 and incorporated herein by reference.

     Item 7. Financial Statements,  Pro Forma Financial Information and Exhibits

          (a)  Financial  Statements  of  Business  Acquired

          As of the date of filing this current report on Form 8-K, it is impracticable for the Registrant to provide an audited Statement of Condition as of the acquisition date. Such financial statement shall be filed by amendment to this Form 8-K no later than 60 days after August 1, 1997. No audited financial statements exist for the acquired branches for previous periods and none will be filed.

          (b)  Pro  Forma  Financial Information

          As of the date of filing this current report of Form 8-K, it is impracticable for the Registrant to provide pro forma financial information required by this item 7(b). Such financial information shall be filed by amendment to this Form 8-K no later than 60 days after August 1, 1997.

          (c)  Exhibits

          Exhibit

           2 Purchase and Assumption Agreement dated March 5, 1997 (including Letter Agreement dated March 5, 1997 Regarding Certain Automated Teller Machines at Certain Branches) (incorporated by reference to Exhibit 2 to the Registrants Form 8-K filed March 19, 1997

           99  Press Release dated July 21, 1997

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  KLAMATH FIRST BANCORP, INC.


     DATE: August 1, 1997         By:/s/ Gerald V. Brown
                                  -----------------------------
                                 Gerald V. Brown
                                   President and Chief      Executive Officer